The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated April 19, 2023

JPMorgan Chase Financial Company LLC

April 2023
Pricing Supplement
Registration Statement Nos. 333-270004 and 333-270004-01
Dated April , 2023
Filed pursuant to Rule 424(b)(2)
Structured Investments
Opportunities in U.S. Equities

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Bear Market Buffered PLUS, which we refer to as Bear Buffered PLUS, offer inverse exposure to the underlying index, will pay no interest and provide a minimum payment at maturity of only 10.00% of the stated principal amount. Having inverse exposure to the underlying index means that investors will earn a positive return if the underlying index declines in value, but may lose up to 90.00% of their principal amount if the underlying index increases in value. At maturity, if the underlying index has depreciated in value, investors will receive the stated principal amount of their investment plus a positive payment reflecting the leveraged downside performance of the underlying index, subject to a maximum payment at maturity. If the underlying index has increased in value but has not increased by more than the specified buffer amount, investors will receive the stated principal amount of their investment. However, if the underlying index has increased by more than the buffer amount, at maturity investors will lose 1% for every 1% increase beyond the specified buffer amount, subject to the minimum payment at maturity of 10.00% of the stated principal amount. Investors may lose up to 90.00% of the stated principal amount of the Bear Buffered PLUS at maturity. The Bear Buffered PLUS are for investors who seek inverse exposure to the underlying index and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlying index. The Bear Buffered PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Bear Buffered PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Bear Buffered PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Bear Buffered PLUS.

SUMMARY TERMS

Issuer:		JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:		JPMorgan Chase & Co.
Underlying index:		S&P 500® Index (Bloomberg ticker: SPX Index)
Aggregate principal amount:		$
Payment at maturity:		If the final index value is less than the initial index value, for each $1,000 stated principal amount Bear Buffered PLUS,
$1,000 + leveraged downside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final index value is equal to the initial index value or is greater than the initial index value but has increased from the initial index value by an amount less than or equal to the buffer amount of 10.00%, for each $1,000 stated principal amount Bear Buffered PLUS,
$1,000
If the final index value is greater than the initial index value and has increased from the initial index value by an amount greater than the buffer amount of 10.00%, for each $1,000 stated principal amount Bear Buffered PLUS,
$1,000 + ($1,000 × bearish index percent change) + $100.00
This amount will be less than the stated principal amount of $1,000 per Bear Buffered PLUS. However, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the Bear Buffered PLUS pay less than the minimum payment at maturity.
Leveraged downside payment:		$1,000 × leverage factor × bearish index percent change
Bearish index percent change:		(initial index value – final index value) / initial index value
Leverage factor:		300%
Buffer amount:		10.00%
Maximum payment at maturity:		At least $1,255.00 (at least 125.50% of the stated principal amount) per Bear Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,255.00 per Bear Buffered PLUS.
Minimum payment at maturity:		$100.00 per Bear Buffered PLUS (10.00% of the stated principal amount)
Pricing date:		April , 2023 (expected to price on or about April 28, 2023)
Original issue date (settlement date):		May , 2023 (3 business days after the pricing date)
Valuation date*:		May 3, 2024
Maturity date*:		May 8, 2024
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Bear Buffered PLUS	$1,000.00	$17.50(2)	$977.50
$5.00(3)
Total	$	$	$
(1)	See “Additional Information about the Bear Buffered PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Bear Buffered PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $17.50 per $1,000 stated principal amount Bear Buffered PLUS. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount Bear Buffered PLUS.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

If the Bear Buffered PLUS priced today and assuming a maximum payment at maturity equal to the minimum listed above, the estimated value of the Bear Buffered PLUS would be approximately $971.50 per $1,000 stated principal amount Bear Buffered PLUS. The estimated value of the Bear Buffered PLUS on the pricing date will be provided in the pricing supplement and will not be less than $950.00 per $1,000 stated principal amount

Bear Buffered PLUS. See “Additional Information about the Bear Buffered PLUS — The estimated value of the Bear Buffered PLUS” in this document for additional information.

Investing in the Bear Buffered PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 7 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Bear Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Bear Buffered PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Bear Buffered PLUS” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:

Stated principal amount:	$1,000 per Bear Buffered PLUS
Issue price:	$1,000 per Bear Buffered PLUS (see “Commissions and issue price” above)
Initial index value:	The closing level of the underlying index on the pricing date
Final index value:	The closing level of the underlying index on the valuation date
CUSIP / ISIN:	48133VD80 / US48133VD805
Listing:	The Bear Buffered PLUS will not be listed on any securities exchange.

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Bear Market Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024 (the “Bear Buffered PLUS”) can be used:

▪	As an alternative to a direct inverse exposure to the underlying index that enhances returns for a certain range of negative performance of the underlying index.
▪	To potentially achieve similar levels of inverse exposure to the underlying index as a direct inverse investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.
▪	To obtain a buffer against a specified level of positive performance of the underlying index.

Maturity:	Approximately 12 months
Leverage factor:	300%
Buffer amount:	10.00%
Maximum payment at maturity:	At least $1,255.00 (at least 125.50% of the stated principal amount) per Bear Buffered PLUS (to be provided in the pricing supplement)
Minimum payment at maturity:	$100.00 per Bear Buffered PLUS. Investors may lose up to 90.00% of the stated principal amount of the Bear Buffered PLUS at maturity.

Supplemental Terms of the Bear Buffered PLUS

For purposes of the accompanying product supplement, the underlying index is an “Index.”

April 2023	Page 3

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Bear Buffered PLUS offer leveraged inverse exposure to an underlying asset, which may be equities, commodities and/or currencies, while providing limited protection against positive performance of the underlying asset. If the underlying asset has increased in value by more than the specified buffer amount, investors are negatively exposed to the positive performance of the underlying asset, subject to the minimum payment at maturity. At maturity, if the underlying asset has depreciated, investors will receive the stated principal amount of their investment plus a positive return reflecting the leverage downside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has appreciated and (i) if the underlying asset has not appreciated by more than the specified buffer amount, investors will receive the stated principal amount of their investment, or (ii) if the underlying asset has appreciated by more than the buffer amount, the investor will lose 1% for every 1% increase beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 90.00% of the stated principal amount of the Bear Buffered PLUS at maturity.

Enhanced Performance	The Bear Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of negative performance relative to a direct inverse investment in the underlying index.
Positive Return Scenario	The underlying index decreases in value and, at maturity, the Bear Buffered PLUS pay the stated principal amount of $1,000 plus a return equal to 300% of the bearish index percent change, subject to the maximum payment at maturity of at least $1,255.00 (at least 125.50% of the stated principal amount) per Bear Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement.
Par Scenario	The final index value is equal to the initial index value or increases in value by no more than 10.00% and, at maturity, the Bear Buffered PLUS pay the stated principal amount of $1,000 per Bear Buffered PLUS.
Negative Return Scenario	The underlying index increases in value by more than 10.00% and, at maturity, the Bear Buffered PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage increase of the final index value from the initial index value, plus the buffer amount of 10.00%, subject to the minimum payment at maturity. (Example: if the underlying index increases in value by 20%, the Bear Buffered PLUS will pay an amount that is less than the stated principal amount by 20% plus the buffer amount of 10.00%, or $900.00 per Bear Buffered PLUS.) The minimum payment at maturity is $100.00 per Bear Buffered PLUS, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

April 2023	Page 4

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Bear Market Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Bear Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Bear Buffered PLUS
Leverage factor:	300%
Hypothetical maximum payment at maturity:	$1,255.00 (125.50% of the stated principal amount) per Bear Buffered PLUS (which represents the lowest hypothetical maximum payment at maturity)*
Minimum payment at maturity:	$100.00 per Bear Buffered PLUS
* The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,255.00 per Bear Buffered PLUS.

Bear Market Buffered PLUS Payoff Diagram

How it works

▪	Positive Return Scenario. If the final index value is less than the initial index value, for each $1,000 principal amount Bear Buffered PLUS investors will receive the $1,000 stated principal amount plus a positive return equal to 300% of the depreciation of the underlying index over the term of the Bear Buffered PLUS, subject to the maximum payment at maturity. Under the hypothetical terms of the Bear Buffered PLUS, an investor will realize the hypothetical maximum payment at maturity at a final index value that reflects a decline of 8.50% from the initial index value.
▪	Par Scenario. If the final index value is equal to the initial index value or is greater than the initial index value but has increased from the initial index value by an amount less than or equal to the buffer amount of 10.00%, investors will receive the stated principal amount of $1,000 per Bear Buffered PLUS.
▪	Negative Return Scenario. If the final index value is greater than the initial index value and has increased from the initial index value by an amount greater than the buffer amount of 10.00%, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage increase of the final index value from the initial index value, plus the buffer amount of 10.00%, subject to the minimum payment at maturity. The minimum payment at maturity is $100.00 per Bear Buffered PLUS.

April 2023	Page 5

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	For example, if the underlying index appreciates 50.00%, investors will lose 40.00% of their principal and receive only $600.00 per Bear Buffered PLUS at maturity, or 60.00% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Bear Buffered PLUS shown above apply only if you hold the Bear Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

April 2023	Page 6

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Bear Buffered PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Bear Buffered PLUS.

Risks Relating to the Bear Buffered PLUS Generally

▪	The Bear Buffered PLUS do not pay interest and you could lose up to 90.00% of your principal at maturity. The terms of the Bear Buffered PLUS differ from those of ordinary debt securities in that the Bear Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10.00% of your principal, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. If the final index value has increased by an amount greater than the buffer amount of 10.00% from the initial index value, you will receive for each Bear Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Bear Buffered PLUS by an amount proportionate to the increase in the value of the underlying index, plus $100.00 per Bear Buffered PLUS, subject to the minimum payment at maturity. Accordingly, you could lose up to 90.00% of your principal.
▪	The Bear Buffered PLUS provide bearish exposure to the underlying index. Because the Bear Buffered PLUS provide bearish exposure to the underlying index, your return on the Bear Buffered PLUS will not benefit from any appreciation of the underlying index over the term of the Bear Buffered PLUS and, if the final index value is greater than the initial index value by more than the buffer amount, you will lose some, and up to, 90.00% of your principal.
▪	The appreciation potential of the Bear Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Bear Buffered PLUS is limited by the maximum payment at maturity of at least $1,255.00 (at least 125.50% of the stated principal amount) per Bear Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement. Because the maximum payment at maturity will be limited to at least 125.50% of the stated principal amount for the Bear Buffered PLUS, any decline in the final index value by more than 8.50% (if the maximum payment at maturity is set at 125.50% of the stated principal amount) will not further increase the return on the Bear Buffered PLUS.
▪	The Bear Buffered PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Bear Buffered PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Bear Buffered PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Bear Buffered PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Bear Buffered PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Bear Buffered PLUS. If these affiliates do not make payments to us and we fail to make payments on the Bear Buffered PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Secondary trading may be limited. The Bear Buffered PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Bear Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Bear Buffered PLUS easily. JPMS may act as a market maker for the Bear Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Bear Buffered PLUS, the price at which you may be able to trade your Bear Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Bear Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Bear Buffered PLUS.
▪	The final terms and estimated valuation of the Bear Buffered PLUS will be provided in the pricing supplement. The final terms of the Bear Buffered PLUS will be provided in the pricing supplement. In
April 2023	Page 7

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

particular, each of the estimated value of the Bear Buffered PLUS and the maximum payment at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Bear Buffered PLUS based on the minimums for the estimated value of the Bear Buffered PLUS and the maximum payment at maturity.

▪	The tax consequences of an investment in the Bear Buffered PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Bear Buffered PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Bear Buffered PLUS described in “Additional Information about the Bear Buffered PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Bear Buffered PLUS, the timing and character of any income or loss on the Bear Buffered PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Bear Buffered PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Bear Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Bear Buffered PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Bear Buffered PLUS, including acting as calculation agent and as an agent of the offering of the Bear Buffered PLUS, hedging our obligations under the Bear Buffered PLUS and making the assumptions used to determine the pricing of the Bear Buffered PLUS and the estimated value of the Bear Buffered PLUS, which we refer to as the estimated value of the Bear Buffered PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Bear Buffered PLUS. The calculation agent will determine the initial index value and the final index value and will calculate the amount of payment you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the underlying index or calculation of the final index value in the event of a discontinuation or material change in method of calculation of the underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Bear Buffered PLUS and the value of the Bear Buffered PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Bear Buffered PLUS could result in substantial returns for us or our affiliates while the value of the Bear Buffered PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Bear Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Bear Buffered PLUS on or prior to the pricing date and prior to maturity could affect the value of the underlying index and, as a result, could decrease the amount an investor may receive on the Bear Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index value and, therefore, could potentially decrease the level that the final index value must reach before you receive a payment at maturity that exceeds the issue price of the Bear Buffered PLUS or so that you do not suffer a loss on your initial investment in the Bear Buffered PLUS. Additionally, these hedging or trading activities during the term of the Bear Buffered
April 2023	Page 8

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

PLUS, including on the valuation date, could affect the final index value and, accordingly, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Bear Buffered PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Buffered PLUS

▪	The estimated value of the Bear Buffered PLUS will be lower than the original issue price (price to public) of the Bear Buffered PLUS. The estimated value of the Bear Buffered PLUS is only an estimate determined by reference to several factors. The original issue price of the Bear Buffered PLUS will exceed the estimated value of the Bear Buffered PLUS because costs associated with selling, structuring and hedging the Bear Buffered PLUS are included in the original issue price of the Bear Buffered PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Bear Buffered PLUS and the estimated cost of hedging our obligations under the Bear Buffered PLUS. See “Additional Information about the Bear Buffered PLUS — The estimated value of the Bear Buffered PLUS” in this document.
▪	The estimated value of the Bear Buffered PLUS does not represent future values of the Bear Buffered PLUS and may differ from others’ estimates. The estimated value of the Bear Buffered PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Bear Buffered PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Bear Buffered PLUS that are greater than or less than the estimated value of the Bear Buffered PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Bear Buffered PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the Bear Buffered PLUS from you in secondary market transactions. See “Additional Information about the Bear Buffered PLUS — The estimated value of the Bear Buffered PLUS” in this document.
▪	The estimated value of the Bear Buffered PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Bear Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Bear Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Bear Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Bear Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Bear Buffered PLUS and any secondary market prices of the Bear Buffered PLUS. See “Additional Information about the Bear Buffered PLUS — The estimated value of the Bear Buffered PLUS” in this document.
▪	The value of the Bear Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Bear Buffered PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Bear Buffered PLUS will be partially paid back to you in connection with any repurchases of your Bear Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Bear Buffered PLUS — Secondary market prices of the Bear Buffered PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Bear Buffered PLUS during this initial period may be lower than the value of the Bear Buffered PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Bear Buffered PLUS will likely be lower than the original issue price of the Bear Buffered PLUS. Any secondary market prices of the Bear Buffered PLUS will likely be lower than the original issue price of the Bear Buffered PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Bear Buffered PLUS. As a result, the price, if any, at which JPMS will be willing to buy Bear Buffered PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any
April 2023	Page 9

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Bear Buffered PLUS.

The Bear Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Bear Buffered PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Bear Buffered PLUS will be impacted by many economic and market factors. The secondary market price of the Bear Buffered PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of the underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying index;
o	the time to maturity of the Bear Buffered PLUS;
o	the dividend rates on the equity securities included in the underlying index;
o	interest and yield rates in the market generally; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Bear Buffered PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Bear Buffered PLUS, if any, at which JPMS may be willing to purchase your Bear Buffered PLUS in the secondary market.

Risks Relating to the Underlying Index

▪	JPMorgan Chase & Co. is currently one of the companies that make up the underlying index. JPMorgan Chase & Co. is currently one of the companies that make up the underlying index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the Bear Buffered PLUS in taking any corporate action that might affect the value of the underlying index or the Bear Buffered PLUS.
▪	Investing in the Bear Buffered PLUS is not equivalent to investing in or taking a short position in the underlying index. Investing in the Bear Buffered PLUS is not equivalent to investing in or taking a short position in the underlying index or its component stocks. Investors in the Bear Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index.
▪	Adjustments to the underlying index could adversely affect the value of the Bear Buffered PLUS. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Bear Buffered PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Bear Buffered PLUS or the securities included in the underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the Bear Buffered PLUS. These legislative and regulatory actions could result in restrictions on the Bear Buffered PLUS. You may lose a significant portion or all of your initial investment in the Bear Buffered PLUS if you are forced to divest the Bear Buffered PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Bear Buffered PLUS has declined.

April 2023	Page 10

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on April 18, 2023:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 4/19/2022):	4,462.21
Current Closing Level:	4,154.87	52 Week Low (on 10/12/2022):	3,577.03
52 Weeks Ago (on 4/18/2022):	4,391.69

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the underlying index for each quarter in the period from January 1, 2018 through April 18, 2023. The graph following the table sets forth the daily closing levels of the underlying index during the same period. The closing level of the underlying index on April 18, 2023 was 4,154.87. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date. The payment of dividends on the stocks that constitute the underlying index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter (through April 18, 2023)	4,154.87	4,090.38	4,154.87

April 2023	Page 11

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Historical Performance – Daily Closing Levels January 2, 2018 to April 18, 2023

License Agreement. “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “Standard & Poor’s 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates, including JPMorgan Financial. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

April 2023	Page 12

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Bear Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Bear Buffered PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 Bear Buffered PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Bear Buffered PLUS:

The estimated value of the Bear Buffered PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Bear Buffered PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Bear Buffered PLUS. The estimated value of the Bear Buffered PLUS does not represent a minimum price at which JPMS would be willing to buy your Bear Buffered PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Bear Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Bear Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Bear Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Bear Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Bear Buffered PLUS and any secondary market prices of the Bear Buffered PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Buffered PLUS — The estimated value of the Bear Buffered PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Bear Buffered PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Bear Buffered PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Buffered PLUS — The estimated value of the Bear Buffered PLUS does not represent future values of the Bear Buffered PLUS and may differ from others’ estimates” in this document.

The estimated value of the Bear Buffered PLUS will be lower than the original issue price of the Bear Buffered PLUS because costs associated with selling, structuring and hedging the Bear Buffered PLUS are included in the original issue price of the Bear Buffered PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Bear Buffered PLUS and the estimated cost of hedging our obligations under the Bear Buffered PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Bear Buffered PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Buffered PLUS — The estimated value of the Bear Buffered PLUS will be lower than the original issue price (price to public) of

April 2023	Page 13

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the Bear Buffered PLUS” in this document.
Secondary market prices of the Bear Buffered PLUS:	For information about factors that will impact any secondary market prices of the Bear Buffered PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Buffered PLUS — Secondary market prices of the Bear Buffered PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Bear Buffered PLUS will be partially paid back to you in connection with any repurchases of your Bear Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Bear Buffered PLUS. The length of any such initial period reflects the structure of the Bear Buffered PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Bear Buffered PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Bear Buffered PLUS — The value of the Bear Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Bear Buffered PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Bear Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Bear Buffered PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Bear Buffered PLUS should be treated as long-term capital gain or loss if you hold your Bear Buffered PLUS for more than a year, whether or not you are an initial purchaser of Bear Buffered PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Bear Buffered PLUS, in which case the timing and character of any income or loss on the Bear Buffered PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Bear Buffered PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Bear Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. In light of the bearish economics of the Bear Buffered PLUS, payment on the Bear Buffered PLUS to Non-U.S. Holders will not be subject to Section 871(m).

Supplemental use of proceeds and hedging:

The Bear Buffered PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Bear Buffered PLUS. See “How the Bear Buffered PLUS Work” in this document for an illustration of the risk-return profile of the Bear Buffered PLUS and “S&P 500® Index Overview” in this document for a description of the market exposure provided by the Bear Buffered PLUS.

The original issue price of the Bear Buffered PLUS is equal to the estimated value of the Bear Buffered PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Bear Buffered PLUS, plus the estimated cost of hedging our obligations under the Bear

April 2023	Page 14

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Buffered PLUS.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Bear Buffered PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Bear Buffered PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Bear Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Canada

The Bear Buffered PLUS may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for Bear Buffered PLUS, each purchaser of Bear Buffered PLUS in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the Bear Buffered PLUS that such purchaser:

•      is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the Bear Buffered PLUS as principal for its own account, or is deemed to be purchasing the Bear Buffered PLUS as principal by applicable law;

•      is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD $5,000,000;

•      is not a company or other entity created or being used solely to purchase or hold Bear Buffered PLUS as an “accredited investor”; and

•      is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The Bear Buffered PLUS are being distributed in Canada on a private placement basis only and therefore any resale of the Bear Buffered PLUS must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the Bear Buffered PLUS are not listed on any stock exchange in Canada and there is currently no public market for the Bear Buffered PLUS in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Bear Buffered PLUS to the public, or listing its Bear Buffered PLUS on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the Bear Buffered PLUS.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts

April 2023	Page 15

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

of interest in connection with this offering are not applicable.

By purchasing Bear Buffered PLUS, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any Bear Buffered PLUS purchased and other specified personally identifiable information (the “personal information”), including the principal amount of Bear Buffered PLUS that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing Bear Buffered PLUS, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing Bear Buffered PLUS, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing Bear Buffered PLUS, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The Bear Buffered PLUS will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce Bear Buffered PLUS in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of Bear Buffered PLUS. Prospective purchasers should consult their own tax advisors with respect

April 2023	Page 16

JPMorgan Chase Financial Company LLC

Bear Market Buffered PLUS Based Inversely on the Value of the S&P 500® Index due May 8, 2024

Bear Market Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

to the Canadian and other tax considerations applicable to them.
Where you can find more information:

You may revoke your offer to purchase the Bear Buffered PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Bear Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Bear Buffered PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Bear Buffered PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Bear Buffered PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the Bear Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Bear Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

April 2023	Page 17